UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2005

NEOFORMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28715	77-0424252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3061 Zanker Road

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 468-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 10, 2005, Neoforma, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 10, 2005, by and among the Company, Global Healthcare Exchange, LLC, a Delaware limited liability company (“Buyer”), and Leapfrog Merger Corporation, a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”). Under the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Buyer (the “Merger”). At the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.001 per share (the “Shares”), other than Shares owned by the Company, Buyer or any wholly owned subsidiary of the Company or Buyer, or by any stockholders who are entitled to and who properly exercise dissenters’ rights under the Delaware General Corporation Law, will be cancelled and converted automatically into the right to receive $10.00 in cash, without interest, except that certain Shares owned by VHA Inc. (“VHA”) and University HealthSystem Consortium (“UHC”), which own 8,611,217 and 2,130,301 Shares respectively, will be exchanged for an equity interest in Buyer. Also at the effective time of the Merger, each outstanding option to purchase the Company’s common stock will be terminated and cancelled and converted automatically into the right to receive a cash payment equal to the product of (i) the amount by which (A) $10.00 exceeds (B) the exercise price per share of such option, multiplied by (ii) the total number of Shares underlying such option. All unvested options, as well as all shares of restricted common stock, outstanding prior to the effective time of the Merger will, to the extent not vested, accelerate in full. VHA and UHC will receive $10.00 in cash for 2.5 million of their Shares and will exchange the remainder of their Shares for an aggregate of 53,120,725 Class P equity units of Buyer.

The Merger Agreement has been unanimously adopted by the Company’s board of directors, based, in part, upon the recommendation of the special committee of the Company’s board of directors. The special committee is composed of independent directors and was established to actively manage the process by which the Company would evaluate its strategic alternatives to maximize stockholder value, which ultimately resulted in the Merger. The transactions contemplated by the Merger Agreement are subject to approval by both (1) the holders of a majority of the outstanding shares of the Company’s common stock and (2) the holders of a majority of the outstanding shares of the Company’s common stock not held by VHA and UHC and that vote on the transaction. The transactions contemplated by the Merger Agreement are also subject to customary closing conditions. The Merger is conditioned on, among other things, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Buyer’s receipt of anticipated debt financing. The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement if the Company’s board of directors or the special committee of the Company’s board of directors authorizes the Company to enter into a binding agreement concerning a transaction that constitutes a Superior Offer (as such term is defined in the Merger Agreement), the terms of which Buyer does not match, and the Company pays Buyer a termination fee of $4.375 million. The Merger is expected to close in early 2006.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the execution of the Merger Agreement, VHA, UHC and the Company’s directors and executive officers (the “Stockholders”) executed stockholder agreements with Buyer to vote their shares of common stock in favor of the Merger and against any other proposal or offer to acquire the Company (collectively, the “Stockholder Agreements”). The outstanding shares subject to the Stockholder Agreements of our directors and executive officers (excluding currently exercisable options) represent, as of October 10, 2005, in the aggregate, approximately 4.1% of the outstanding Shares. The Stockholder Agreements will terminate if the Merger Agreement is terminated for any reason, or on the effective date of any amendment to any pricing term of the Merger Agreement in a manner adverse to the Stockholder or any amendment to or waiver of any other term or condition of the Merger Agreement in a manner materially adverse to the Stockholder, in each case without the prior written consent of the Stockholder. The form of Stockholder Agreement of our directors and executive officers is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events

On October 11, 2005, the Company and Buyer issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2.

On October 11, 2005, the Company issued a written communication from Robert J. Zollars, the Company’s Chairman and Chief Executive Officer, to the Company’s employees regarding the Merger, a copy of which is attached hereto as Exhibit 99.3.

On October 11, 2005, the Company made available on its website a written communication from Mr. Zollars to the Company’s stockholders regarding the Merger, a copy of which is attached hereto as Exhibit 99.4.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about the Company, the Merger, the Merger Agreement and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, Neoforma, Inc., 3061 Zanker Road, San Jose, California 95134, telephone: (408) 468-4000.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 which is filed with the SEC. As of October 10, 2005, the Company’s directors and executive officers beneficially owned approximately 857,980 shares, or 4.1% of the outstanding Shares. A more complete description will be available in the Proxy Statement.

A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the proposed Merger and the expected completion of the Merger constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward- looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the proposed Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, changes in government regulation, and other risks that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its quarterly report on Form 10-Q for the quarter ended June 30, 2005. In addition, any forward-looking statements represent the Company’s estimates only as of today and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOFORMA, INC.

Dated: October 11, 2005	By:	/s/ Andrew L. Guggenhime
Andrew L. Guggenhime
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 10, 2005, by and among Neoforma, Inc., Global Healthcare Exchange, LLC and Leapfrog Merger Corporation

99.1	Form of director and executive officer Stockholder Voting Agreement

99.2	Press Release, dated October 11, 2005

99.3	Employee communication, dated October 11, 2005

99.4	Stockholder communication, dated October 11, 2005